                                                                    EXHIBIT 11.1
                               BIO-VASCULAR, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                       (In thousands, except share data)

                                                                   Three Months Ended                    Nine Months Ended
                                                                       July  31,                             July 31,
                                                                      (unaudited)                           (unaudited)
                                                                     -------------                          ----------

                                                                  1997            1996                 1997             1996
                                                                  ----            ----                 ----             ----
Net income (loss) data:
  Income from continuing operations....................        $     (491)     $      111           $     (270)      $      898

  Loss from discontinued operations....................                --            (288)                (920)            (894)
                                                               ----------      ----------           ----------       ----------
  Net income (loss)....................................        $     (491)     $     (177)          $   (1,190)      $        4
                                                               ==========      ==========           ==========       ==========

Net income (loss) per common and common
equivalent share, primary:
  Continuing operations................................        $     (.05)     $      .01           $     (.03)      $     (.09)
  Discontinued operations..............................                --            (.03)                (.10)            (.09)
                                                               ----------      ----------           ----------       ----------
  Net income (loss)....................................        $     (.05)     $     (.02)           $    (.13)      $       --
                                                               ==========      ==========           ==========       ==========
Net income (loss) per common and common
equivalent share, fully diluted:
  Continuing operations................................        $     (.05)     $      .01            $    (.03)      $      .09
  Discontinued operations..............................                --            (.03)                (.10)            (.09)
                                                               ----------      ----------           ----------       ----------
  Net income (loss)....................................        $     (.05)     $     (.02)           $    (.13)      $       --
                                                               ==========      ==========           ==========       ==========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES

Primary:
  Weighted average number of common shares
  outstanding.........................................          9,544,748       9,439,783            9,511,990        9,386,040

  Common equivalent shares:
    Dilutive stock options and warrants, using
    Treasury Stock Method.............................                 --              --                   --          473,869
                                                               ----------      ----------           ----------       ----------
                                                                9,544,748       9,439,783            9,511,990        9,859,909
                                                               ==========      ==========           ==========       ==========
Fully diluted:
   Weighted average number of common shares
   outstanding.........................................         9,544,748       9,439,783            9,511,990        9,386,040

   Common equivalent shares:
     Dilutive stock options and warrants, using
     Treasury Stock Method.............................                --              --                   --          483,529
                                                               ----------      ----------           ----------       ----------
                                                                9,544,748       9,439,783            9,511,990        9,869,569
                                                               ==========      ==========           ==========       ==========